                                 AMENDMENT NO. 1

     to The Automatic Reinsurance Agreement dated July 1, 2007 ("Agreement")
                                     between
             The Lincoln National Life Insurance Company ("Company")
                                       and
                Swiss Re Life & Health America Inc. ("Reinsurer")

                 This Amendment shall be effective May 31, 2008

Notwithstanding the terms and conditions specified in Article 16.1 "Duration of Agreement", the Company and the Reinsurer mutually agree to terminate this Agreement for new Riders effective May 31, 2008.

The Reinsurer remains liable for all Riders in force as of this termination date of May 31, 2008 and until their natural expiration or the date of annuitization, unless the parties mutually decide otherwise or as specified otherwise in the Agreement.

All terms, provisions and conditions of this Agreement which do not conflict with the terms of this Amendment shall continue unchanged.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By:    /s/ Keith J. Ryan                 By:    /s/ Thomas L. Spurling
       --------------------------------         --------------------------------
Title: VP                                Title: AVP
Date:  May 15, 2008                      Date:  5-15-08
Place: Ft Wayne                          Place: Ft. Wayne, IN


SWISS RE LIFE & HEALTH AMERICA INC.


By:    /s/ [Illegible]                   By:    /s/ [Illegible]
       --------------------------------         --------------------------------
Title: Senior VP                         Title: Senior VP
Date:  5-23-08                           Date:  5/21/08
Place: Charlotte, NC                     Place: Armonk, NY

                                 AMENDMENT NO. 2

     to The Automatic Reinsurance Agreement dated July 1, 2007 ("Agreement")
                                     between
             The Lincoln National Life Insurance Company ("Company")
                                       and
                Swiss Re Life & Health America Inc. ("Reinsurer")

                 This Amendment shall be effective June 30, 2009

WHEREAS, the Company and the Reinsurer entered into the Agreement effective July 1, 2007, whereby the Company agreed to cede and the Reinsurer agreed to accept the Company's SMARTSECURITY(R) Advantage - 1 Year Automatic Reset, Single and Joint Life, with Lifetime Withdrawals Rider under certain Investment Requirements as more specifically described in Exhibit A-2 of the Agreement;

WHEREAS, the Company wishes to modify such Investment Requirements and pursuant to Section d) of Article 2.1 "Automatic Reinsurance" of the Agreement, hereby seeks consent of such modifications of the Investment Requirements from the Reinsurer;

WHEREAS, the Reinsurer is willing to give such consent pursuant to Article 2.1, Section d) of the Agreement for the modifications to the Investment Requirements;

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Company and the Reinsurer agree to the following:

Effective June 30, 2009, the Company and the Reinsurer agree to replace Exhibits A and A-2 in their entirety with the Exhibit A and Exhibit A-2 attached hereto.

All terms, provisions and conditions of this Agreement which do not conflict with the terms of this Amendment shall continue unchanged.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By:    /s/ Thomas L. Spurling            By:    /s/ Craig E. Hanford
       --------------------------------         --------------------------------
Title: AVP                               Title: AVP
Date:  8-17-09                           Date:  8/17/09
Place: Ft. Wayne, IN                     Place: Fort Wayne IN


SWISS RE LIFE & HEALTH AMERICA INC.


By:    /s/ [Illegible]                   By:    /s/ [Illegible]
       --------------------------------         --------------------------------
Title: Senior VP                         Title: AVP
Date:  7-23-09                           Date:  8/13/2009
Place: Waxhaw NC                         Place: Fort Wayne, IN

                                                                       EXHIBIT A

BUSINESS COVERED

AGREEMENT EFFECTIVE DATE:

July 1, 2007.

COVERAGE:

The Riders on the plans shown below which have base contract and Rider issue dates falling in the period that begins with the January 1, 2007 and ends with the Coverage Effective End Date are covered according to the Basis specified below, provided that the Riders are sold to residents of the United States or which have US tax payer identification numbers at the time of sale. Coverage shall be maintained for policyholders who change from Investment Requirement 1 to Investment Requirement 3 during the period of time beginning July 1, 2009 up to and including December 28, 2009; it being understood that the Rider issue date shall change to the date of the change in Investment Requirement.

Notwithstanding the above, Riders on base contracts sold as A or C shares will be limited to no more than twenty (20%) of the base contract sales measured on aggregated premium deposits in each calendar year. Riders in excess of this limit are not reinsured under this Agreement. The process to determine any A or C share contracts not covered under this Agreement will be:

     (1)  Calculate the total aggregate premium deposits for a calendar year

     (2)  Multiply (1) by 20%

     (3) Determine the first date on which the total aggregate premium deposits for A and C shares exceeded (2)

     (4) Any A or C share policies issued after and including this date through the end of the calendar year will not be reinsured under this Agreement.

The Reinsurer will perform the above calculation by the last day of the first Accounting Period in each calendar year. The Reinsurer will provide the Company with a list of any A and C share contracts that were issued in the prior calendar year that will not be covered under this Agreement by the last day of the first Accounting Period in each calendar year.

BASIS:

The Reinsurer's Quota Share will be as detailed below.

Fifty percent (50%) first dollar quota share as of the Effective Date for all Riders with base contracts issued from January 1, 2007 to the Coverage Effective End Date.

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The Company or an Affiliate will retain a minimum percentage as detailed below without the benefit of retrocession or other reinsurance. The Company will cause its Affiliates to comply with the retention requirements specified below. Fifty (50%) first dollar quota share as of the Effective Date for all Riders with base contracts issued from January 1, 2007 to the Coverage Effective End Date.

COMPANY'S STATE OF DOMICILE: Indiana

RIDERS:

RIDER NAME OR CODE

LINCOLN SMARTSECURITY(R) Advantage - 1 Year Automatic Reset, Single and Joint Life, with Lifetime Withdrawals
(form number: 32793 7/06 (plus state variations))

                                                                     EXHIBIT A-2

AMERICAN LEGACY

INVESTMENT PORTFOLIOS

AMERICAN FUNDS INSURANCE SERIES(SM), advised by Capital Research and Management Company

-    Asset Allocation Fund (Class 2): Current income.

-    Blue Chip Income and Growth Fund (Class 2): Income and growth.

-    Bond Fund (Class 2); Current income.

-    Cash Management Fund (Class 2): Preservation of capital.

-    Global Bond Fund (Class 2): Total return.

-    Global Discovery Fund (Class 2): Long-term growth.

-    Global Growth Fund (Class 2): Long-term growth.

-    Global Growth and Income Fund (Class 2): Growth and income.

-    Global Small Capitalization Fund (Class 2): Long-term growth.

-    Growth Fund (Class 2): Long-term growth.

-    Growth-Income Fund (Class 2): Growth and income.

-    High-Income Bond Fund (Class 2): High current income.

-    International Fund (Class 2): Long-term growth.

-    International Growth and Income Fund (Class 2): Long-term growth

-    New World Fund (Class 2): Long-term growth.

-    U.S. Government/AAA Rated Securities Fund (Class 2): High current income.

ASSET ALLOCATION INVESTMENT MODELS

AMERICAN LEGACY FUNDAMENTAL GROWTH MODEL

     INVESTMENT OBJECTIVE: Long-term growth of capital.

     INVESTMENT STRATEGY: The model invests approximately 90% of its assets in underlying subaccounts that invest primarily in equity securities, and approximately 10% of its assets in underlying subaccounts that invest primarily in fixed income securities.

AMERICAN LEGACY FUNDAMENTAL GROWTH AND INCOME MODEL

     INVESTMENT OBJECTIVE: A balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital.

     INVESTMENT STRATEGY: The model invests approximately 20% of its assets in underlying subaccounts that invest primarily in fixed income securities, and approximately 80% in underlying subaccounts that invest primarily in equity securities.

AMERICAN LEGACY FUNDAMENTAL BALANCED MODEL

     INVESTMENT OBJECTIVE: A balance between a high level of current income and growth of capital, with an emphasis on growth of capital.

     INVESTMENT STRATEGY: The model invests approximately 40% of its assets in underlying subaccounts that invest primarily in fixed income securities, and approximately 60% in underlying subaccounts that invest primarily in equity securities.

AMERICAN LEGACY FUNDAMENTAL INCOME MODEL

     INVESTMENT OBJECTIVE: A high level of current income with some consideration given to growth of capital.

     INVESTMENT STRATEGY: The model invests approximately 60% of its assets in underlying subaccounts that invest primarily in fixed income securities, and approximately 40% in underlying subaccounts that invest primarily in equity securities.

Owners participating in these models must have 100% of their account value allocated to a single model and must participate in the quarterly rebalancing program. These asset allocation models invest in the underlying investment portfolios of the American Legacy contract. The asset allocation is set at contract issue and can not be changed by Lincoln, however the contract owner may cancel the program and re-allocate their account value among any of the investment options under the contract.

AMERICAN LEGACY - INVESTMENT REQUIREMENTS - OPTION 1

Contractowners who have elected 4LATER(R) Advantage, the LINCOLN
SMARTSECURITY(R) Advantage, or i4LIFE(R) Advantage with the Guaranteed Income Benefit will be subject to the following requirements on variable subaccount investments. If any of these benefits are not elected, the Investment Requirements will not apply to the contract.

Investment Requirements will be enforced as of June 30, 2009. Note: It is acknowledged and understood that an initial notification was sent to contract owners in their first quarter statements and in the May 1, 2009 product prospectus. The decision to enforce these Investment Requirements is based on the subaccount investments of the contractowners who have these riders and market conditions.

No more than 35% of the contract value (includes Account Value if i4LIFE(R) Advantage is in effect) can be invested in the following subaccounts ("Limited Subaccounts"):

     -    Global Discovery

     -    Global Growth

     -    Global Growth and Income

     -    Global Small Capitalization

     -    High-Income Bond

     -    International

     -    International Growth & Income

     -    New World

All other variable subaccounts will be referred to as "Non-Limited Subaccounts".

The contractowner can select the percentages of contract value, if any, allocated to the Limited Subaccounts, but the cumulative total investment in all the Limited Subaccounts cannot exceed 35% of the total contract value. On each quarterly anniversary of the effective date of any of these benefits, if the contract value in the Limited Subaccounts exceeds 35%, the Company will rebalance the contract value so that the contract value in the Limited Subaccounts is 30%.

If rebalancing is required, the contract value in excess of 30% will be removed from the Limited Subaccounts on a pro rata basis and invested in the remaining Non-Limited Subaccounts on a pro rata basis according to the contract value percentages in the Non-Limited Subaccounts at the time of the reallocation. If there is no contract value in the Non-Limited Subaccounts at that time, all contract value removed from the Limited Subaccounts will be placed in the American Funds Cash Management subaccount.

Subaccounts may move on or off the Limited Subaccount list, exclude Subaccounts and asset allocation models from being available for investment, change the number of Limited Subaccount groups, change the percentages of contract value allowed in the Limited Subaccounts, or change the frequency of the contract value rebalancing at the Company's sole discretion, but changes are limited to no more than once per calendar year. The contractowner will be notified at least 30 days prior to the date of any change. Such modifications may be made at any time when the Company believes the modifications are necessary to protect its ability to provide the guarantees under these Riders. The decision to make modifications will be based on several factors including the general market conditions and the style and investment objectives of the subaccount investments.

When the contractowner is notified of a change or when the Company intends to enforce the Investment Requirements, the contractowner may:

     1. drop the applicable rider immediately, without waiting for a termination event if the contractowner does not wish to be subject to these Investment Requirements;

     2. submit his/her own reallocation instructions for the contract value in excess of 35% in the Limited Subaccounts; or

     3. take no action and be subject to the quarterly rebalancing as described above.

CHOICEPLUS ASSURANCE

AVAILABLE INVESTMENT PORTFOLIOS

AIM VARIABLE INSURANCE FUNDS, advised by Invesco A I M Advisors, Inc.

-    Capital Appreciation Fund (Series II): Capital appreciation.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER MAY 24, 2004.

-    Core Equity Fund (Series II): Long-term growth.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER MAY 24, 2004.

-    International Growth Fund (Series II): Long-term growth.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER MAY 24, 2004.

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, advised by AllianceBernstein, L.P.

- AllianceBernstein VPS Global Thematic Growth Portfolio (Class B): Maximum capital appreciation.

(formerly AllianceBernstein VPS Global Technology Portfolio)

- AllianceBernstein VPS Growth and Income Portfolio (Class B): Growth and income.

- AllianceBernstein VPS International Value Portfolio (Class B): Long-term growth.

- AllianceBernstein VPS Large Cap Growth Portfolio (Class B): Maximum capital appreciation.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 6, 2005.

- AllianceBernstein VPS Small/Mid Cap Value Portfolio (Class B): Long-term growth.

AMERICAN CENTURY INVESTMENTS VARIABLE PRODUCTS, advised by American Century Investment Management, Inc.

-    Inflation Protection Fund (Class II): Long-term total return.

AMERICAN FUNDS INSURANCE SERIES(SM), advised by Capital Research and Management Company

-    Global Growth Fund (Class 2): Long-term growth.

-    Global Small Capitalization Fund (Class 2): Long-term growth.

-    Growth Fund (Class 2): Long-term growth.

-    Growth-Income Fund (Class 2): Growth and income.

-    International Fund (Class 2): Long-term growth.

BLACKROCK VARIABLE SERIES FUNDS, INC., advised by BlackRock Advisors, LLC and subadvised by BlackRock Investment Management, LLC

-    BlackRock Global Allocation V.I. Fund (Class III): High total return.

THIS FUND WILL BE AVAILABLE ON OR ABOUT JUNE 30, 2009. CONSULT YOUR FINANCIAL ADVISOR.

DELAWARE VIP TRUST, advised by Delaware Management Company

-    Diversified Income Series (Service Class): Total return.

-    Emerging Markets Series (Service Class): Capital appreciation.

-    High Yield Series (Service Class): Total return.

-    Limited-Term Diversified Income Series (Service Class): Total return.

(formerly Capital Reserves Series)

-    REIT Series (Service Class): Total return.

THIS FUND IS NOT AVAILABLE IN CONTRACTS ISSUED AFTER JUNE 4, 2007. THIS FUND WILL BE REOPENED AND AVAILABLE IN ALL CONTRACTS ON OR ABOUT JUNE 30, 2009. CONSULT YOUR FINANCIAL ADVISOR.

-    Small Cap Value Series (Service Class): Capital appreciation.

-    Trend Series (Service Class): Capital appreciation.

-    U.S. Growth Series (Service Class): Capital appreciation.

-    Value Series (Service Class): Capital appreciation.

DWS INVESTMENTS VIT FUNDS, advised by Deutsche Investment Management Americas, Inc. and subadvised by Northern Trust Investments, Inc.

-    DWS Equity 500 Index VIP (Class B): Capital appreciation.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 4, 2007.

-    DWS Small Cap Index VIP (Class B): Capital appreciation.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 4, 2007.

DWS VARIABLE SERIES II, advised by Deutsche Investment Management Americas, Inc. and subadvised by RREEF America L.L.C.

- DWS Alternative Asset Allocation Plus VIP Portfolio (Class B): Capital Appreciation

THIS FUND WILL BE AVAILABLE ON OR ABOUT JUNE 30, 2009. CONSULT YOUR FINANCIAL ADVISOR.

FIDELITY VARIABLE INSURANCE PRODUCTS, advised by Fidelity Management and Research Company and subadvised by FMR CO., Inc.

-    Contrafund(R)

Portfolio (Service Class 2): Long-term capital appreciation.

-    Equity-Income Portfolio (Service Class 2): Reasonable income.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 6, 2005.

-    Growth Portfolio (Service Class 2): Capital appreciation.

-    Mid Cap Portfolio (Service Class 2): Long-term growth.

-    Overseas Portfolio (Service Class 2): Long-term growth.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, advised by Franklin Advisers, Inc. for the Franklin Income Securities Fund, the Franklin Small-Mid Cap Growth Securities Fund, and the Templeton Global Bond Securities Fund, and by Templeton Global Advisors Limited for the Templeton Growth Securities Fund, and by Franklin Mutual Advisers, LLC for the Mutual Shares Securities Fund.

-    Franklin Income Securities Fund (Class 2): Current income.

- Franklin Small-Mid Cap Growth Securities Fund (Class 2): Long-term capital growth.

-    Mutual Shares Securities Fund (Class 2): Capital appreciation.

-    Templeton Global Bond Securities Fund (Class 2): High current income.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 30, 2009.

(formerly Templeton Global Income Securities Fund)

-    Templeton Growth Securities Fund (Class 2): Long-term capital growth.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 4, 2007.

JANUS ASPEN SERIES, advised by Janus Capital Management LLC

-    Balanced Portfolio (Service Class): Long-term growth and current income.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 6, 2005.

-    Enterprise Portfolio (Service Class): Long-term growth.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 6, 2005.

(formerly Mid Cap Growth Portfolio)

-    Worldwide Portfolio (Service Class): Long-term growth.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER MAY 24, 2004.

(formerly Worldwide Growth Portfolio)

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, advised by Lincoln Investment Advisors Corporation.

-    LVIP Baron Growth Opportunities Fund (Service Class): Capital appreciation.

(Subadvised by BAMCO, Inc.)

-    LVIP Capital Growth Fund (Service Class): Capital growth.

(Subadvised by Wellington Management)

-    LVIP Cohen & Steers Global Real Estate Fund (Service Class): Total Return.

(Subadvised by Cohen & Steers Capital Management)

- LVIP Columbia Value Opportunities Fund (Service Class): Long-term capital appreciation.

(Subadvised by Columbia Management Advisors, LLC) (formerly LVIP Value Opportunities Fund)

-    LVIP Delaware Bond Fund (Service Class): Current income.

(Subadvised by Delaware Management Company)

-    LVIP Delaware Foundation Aggressive Allocation Fund (Service Class):
     Long-term capital growth.

(Subadvised by Delaware Management Company)

THIS FUND WILL NOT BE AVAILABLE UNTIL THE MERGER WITH THE LVIP UBS GLOBAL ASSET ALLOCATION FUND IS COMPLETE. THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 30, 2009.

-    LVIP Delaware Growth and Income Fund (Service Class): Capital appreciation.

(Subadvised by Delaware Management Company)

-    LVIP Delaware Social Awareness Fund (Service Class): Capital appreciation.

(Subadvised by Delaware Management Company)

- LVIP Delaware Special Opportunities Fund (Service Class): Capital appreciation.

(Subadvised by Delaware Management Company)

-    LVIP FI Equity-Income Fund (Service Class): Income.

(Subadvised by Pyramis Global Advisors LLC)

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED BEFORE JUNE 6, 2005.

- LVIP Global Income Fund (Service Class): Current income consistent with preservation of capital.

(Subadvised by Mondrian Investment Partners Limited and Templeton Investment Counsel, LLC)

THIS FUND WILL BE AVAILABLE ON OR ABOUT JUNE 30, 2009. CONSULT YOUR FINANCIAL ADVISOR.

-    LVIP Janus Capital Appreciation Fund (Service Class): Long-term growth.

(Subadvised by Janus Capital Management LLC)

- LVIP Marsico International Growth Fund (Service Class): Long-term capital appreciation.

(Subadvised by Marsico Capital Management, LLC)

-    LVIP MFS(R)

Value Fund (Service Class): Capital appreciation.

(Subadvised by Massachusetts Financial Services Company)

-    LVIP Mid-Cap Value Fund (Service Class): Long-term capital appreciation.

(Subadvised by Wellington Management)

- LVIP Mondrian International Value Fund (Service Class): Long-term capital appreciation.

(Subadvised by Mondrian Investment Partners Limited)

- LVIP Money Market Fund (Service Class): Current income/Preservation of capital.

(Subadvised by Delaware Management Company)

- LVIP SSgA Bond Index Fund (Service Class): Replicate Barclays Aggregate Bond Index

(Sub-advised by SSgA Funds Management, Inc.)

- LVIP SSgA Developed International 150 Fund (Service Class): Long-term capital appreciation.

(Sub-advised by SSgA Funds Management, Inc.)

- LVIP SSgA Emerging Markets 100 Fund (Service Class): Long-term capital appreciation.

(Sub-advised by SSgA Funds Management, Inc.)

- LVIP SSgA International Index Fund (Service Class): Replicate broad foreign index.

(Sub-advised by SSgA Funds Management, Inc.)

- LVIP SSgA Large Cap 100 Fund (Service Class): Long-term capital appreciation.

(Sub-advised by SSgA Funds Management, Inc.)

- LVIP SSgA Small/Mid Cap 200 Fund (Service Class): Long-term capital appreciation.

(Sub-advised by SSgA Funds Management, Inc.)

-    LVIP SSgA S&P 500 Index Fund (Service Class): Replicate S&P 500 Index.

(Sub-advised by SSgA Funds Management, Inc.)

-    LVIP SSgA Small-Cap Index Fund (Service Class): Replicate Russell 2000
     Index.

(Sub-advised by SSgA Funds Management, Inc.)

- LVIP T. Rowe Price Growth Stock Fund (Service Class): Long-term growth of capital.

(Subadvised by T. Rowe Price Associates, Inc.)

- LVIP T. Rowe Price Structured Mid-Cap Growth Fund (Service Class): Maximum capital appreciation.

(Subadvised by T. Rowe Price Associates, Inc.)

-    LVIP Templeton Growth Fund (Service Class): Long-term growth of capital.

(Subadvised by Templeton Investment Counsel, LLC)

-    LVIP Turner Mid-Cap Growth Fund (Service Class): Capital appreciation.

(Subadvised by Turner Investment Partners)

-    LVIP UBS Global Asset Allocation Fund (Service Class): Total return.

(Subadvised by UBS Global Asset Management (Americas) Inc. (UBS Global AM)

The Board of Trustees of the Lincoln Variable Insurance Products Trust has approved a reorganization pursuant to which the assets of the LVIP UBS Global Asset Allocation Fund would be acquired and the liabilities of such fund would be assumed by the LVIP Delaware Foundation Aggressive Allocation Fund in exchange for shares of the LVIP Delaware Foundation Aggressive Allocation Fund. This reorganization is subject to the approval of the LVIP UBS Global Asset Allocation Fund's shareholders. This reorganization is expected to occur in June 2009. This fund is not offered in contracts issued after June 30, 2009

- LVIP Wilshire 2010 Profile Fund (Service Class): Total return; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 30, 2009.

- LVIP Wilshire 2020 Profile Fund (Service Class): Total return; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 30, 2009.

- LVIP Wilshire 2030 Profile Fund (Service Class): Total return; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 30, 2009.

- LVIP Wilshire 2040 Profile Fund (Service Class): Total return; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 30, 2009.

- LVIP Wilshire Aggressive Profile Fund (Service Class): Long-term growth of capital; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

- LVIP Wilshire Conservative Profile Fund (Service Class): Current income; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

- LVIP Wilshire Moderate Profile Fund (Service Class): Growth and income; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

- LVIP Wilshire Moderately Aggressive Profile Fund (Service Class): Growth and income; a fund of funds.*

(Subadvised by Wilshire Associates Incorporated)

* Funds offered in a fund of funds structure may have higher expenses than funds that invest directly in debt or equity securities.

MFS VARIABLE INSURANCE TRUST(SM), advised by Massachusetts Financial Services Company

-    Core Equity Series (Service Class): Capital appreciation.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 6, 2005.

-    Growth Series (Service Class): Capital appreciation.

-    Total Return Series (Service Class): Total return.

-    Utilities Series (Service Class): Total return.

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, advised by Neuberger Berman Management, Inc. and subadvised by Neuberger Berman, LLC

-    Mid-Cap Growth Portfolio (I Class): Capital appreciation.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 4, 2007.

-    Regency Portfolio (I Class): Long-term growth.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER JUNE 4, 2007.

PIMCO VARIABLE INSURANCE TRUST, advised by PIMCO

- PIMCO VIT Commodity Real Return Strategy Portfolio (Advisor Class): Maximum real return.

THIS FUND WILL BE AVAILABLE ON OR ABOUT JUNE 30, 2009. CONSULT YOUR FINANCIAL ADVISOR.

PUTNAM VARIABLE TRUST, advised by Putnam Investment Management, LLC

-    Global Health Care Fund (Class IB): Capital appreciation.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER MAY 24, 2004.

(formerly Health Sciences Fund)

-    Growth & Income Fund (Class IB): Capital growth and current income.

THIS FUND IS NOT OFFERED IN CONTRACTS ISSUED ON OR AFTER MAY 24, 2004.

CHOICE PLUS - INVESTMENT REQUIREMENTS - OPTION 1

Contractowners who have elected 4LATER(R) Advantage, the LINCOLN
SMARTSECURITY(R) Advantage, or i4LIFE(R) Advantage with the Guaranteed Income Benefit will be subject to the following requirements on variable subaccount investments. If the contractowner does not elect any of these benefits, the Investment Requirements will not apply to the contract.

Investment Requirements will be enforced as of June 30, 2009. Note: It is acknowledged and understood that an initial notification was sent to contract owners in their first quarter statements and in the May 1, 2009 product prospectus. The decision to enforce these Investment Requirements is based on the subaccount investments of the contractowners who have these riders and market conditions.

No more than 35% of the contract value (includes Account Value if i4LIFE(R) Advantage is in effect) can be invested in the following subaccounts ("Limited Subaccounts"):

AIM V.I. International Growth Fund

-    AllianceBernstein VPS Global Thematic Growth Portfolio

-    AllianceBernstein VPS International Value Portfolio

-    AllianceBernstein VPS Small/Mid Cap Value Portfolio

-    American Funds Global Growth Fund

-    American Funds Global Small Capitalization Fund

-    American Funds International Fund

-    Delaware VIP Emerging Markets Series

-    Delaware VIP High Yield Series

-    Delaware VIP REIT Series

-    Delaware VIP Small Cap Value Series

-    Delaware VIP Trend Series

-    DWS Small Cap Index VIP Fidelity

-    VIP Mid-Cap Portfolio Fidelity

-    VIP Overseas Portfolio

-    FTVIPT Franklin Income Securities Fund

-    FTVIPT Franklin Small-Mid Cap Growth Securities Fund

-    FTVIPT Mutual Shares Securities Fund

-    FTVIPT Templeton Growth Securities Fund

-    Janus Aspen Enterprise Portfolio

-    Janus Aspen Worldwide Portfolio

-    LVIP Baron Growth Opportunities Fund

-    LVIP Cohen & Steers Global Real Estate Fund

-    LVIP Columbia Value Opportunities Fund

-    LVIP Delaware Foundation Aggressive Allocation Fund

-    LVIP Delaware Special Opportunities Fund

-    LVIP Marsico International Growth Fund

-    LVIP Mid-Cap Value Fund

-    LVIP Mondrian International Value Fund

-    LVIP SSgA Developed International 150 Fund

-    LVIP SSgA Emerging Markets 100 Fund

-    LVIP SSgA International Index Fund

-    LVIP SSgA Small/Mid Cap 200 Fund

-    LVIP SSgA Small-Cap Index Fund

-    LVIP T. Rowe Price Structured Mid-Cap Growth Fund

-    LVIP Templeton Growth Fund

-    LVIP Turner Mid-Cap Growth Fund

-    LVIP UBS Global Asset Allocation Fund

-    LVIP Wilshire 2040 Profile

-    LVIP Wilshire Aggressive Profile

-    MFS VIT Growth Series

-    MFS VIT Utilities Series

-    Neuberger Berman AMT Mid-Cap Growth Portfolio

-    Neuberger Berman AMT Regency Portfolio

-    Putnam VT Global Health Care Fund

All other variable subaccounts will be referred to as "Non-Limited Subaccounts" except DWS Alternative Asset Allocation Plus VIP Portfolio and PIMCO VIT Commodity Real Return Strategy Portfolio, which are unavailable to any contract holder with a Living Benefit rider. The Founding Investment Strategy, Lincoln SSgA Aggressive Index Model and Lincoln SSgA Structured Aggressive Model are also unavailable for investment.

The contractowner can select the percentages of contract value, if any, allocated to the Limited Subaccounts, but the cumulative total investment in all the Limited Subaccounts cannot exceed 35% of the total contract value. On each quarterly anniversary of the effective date of any of these benefits, if the contract value in the Limited Subaccounts exceeds 35%, the Company will rebalance the contract value so that the contract value in the Limited Subaccounts is 30%.

If rebalancing is required, the contract value in excess of 30% will be removed from the Limited Subaccounts on a pro rata basis and invested in the remaining Non-Limited Subaccounts on a pro rata basis according to the contract value percentages in the Non-Limited Subaccounts at the time of the reallocation. If there is no contract value in the Non-Limited Subaccounts at that time, all contract value removed from the Limited Subaccounts will be placed in the Delaware-Limited-Term Diversified Income Series.

Subaccounts may move on or off the Limited Subaccount list, exclude Subaccounts and asset allocation models from being available for investment, change the number of Limited Subaccount groups, change the percentages of contract value allowed in the Limited Subaccounts, or change the frequency of the contract value rebalancing, at the Company's sole discretion, but changes are limited to no more than once per calendar year. The contractowner will be notified at least 30 days prior to the date of any change. Such modifications may be made at any time when the Company believes the modifications are necessary to protect its ability to provide the guarantees under these Riders. The decision to make modifications will be based on several factors including the general market conditions and the style and investment objectives of the subaccount investments.

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When the contractowner is notified of a change or when the Company intends to enforce the Investment Requirements, the contractowner may:

     1. drop the applicable rider immediately, without waiting for a termination event if the contractowner does not wish to be subject to these Investment Requirements;

     2. submit his/her own reallocation instructions for the contract value in excess of 35% in the Limited Subaccounts; or

     3. take no action and be subject to the quarterly rebalancing as described above.

BEGINNING 7/1/09 THROUGH 12/28/09 A CONTRACTOWNER WHO IS SUBJECT TO INVESTMENT REQUIREMENT OPTION 1 HAS THE OPPORTUNITY TO ELECT INVESTMENT REQUIREMENTS OPTION 3 AS DEFINED BELOW.

CHOICE PLUS - INVESTMENT REQUIREMENTS - OPTION 3

You can select the percentages of contract value (includes Account Value if i4LIFE(R) Advantage is in effect) to allocate to individual subaccounts within each group, but the total investment for all subaccounts within the group must comply with the specified minimum or maximum percentages for that group. In accordance with these Investment Requirements, you agree to be automatically enrolled in the portfolio rebalancing option under your contract and thereby authorize us to automatically rebalance your contract value on a periodic basis. On each quarterly anniversary of the effective date of the Rider, we will rebalance your contract value, on a pro-rata basis, based on your allocation instructions in effect at the time of the rebalancing. Confirmation of the rebalancing will appear on your quarterly statement and you will not receive an individual confirmation after each reallocation. If we rebalance contract value from the subaccounts and your allocation instructions do not contain any subaccounts that meet the Investment Requirements then that portion of the rebalanced contract value that does not meet the Investment Requirements will be allocated to the Delaware-Limited-Term Diversified Income Series as the default investment option or any other subaccount that we may designate for that purpose. These investments will become your allocation instructions until you tell us otherwise.

We may change the list of subaccounts in a group, change the number of groups, change the minimum or maximum percentages of contract value allowed in a group, change the investment options that are or are not available to you, or change the rebalancing frequency at any time in our sole discretion. You will be notified at least 30 days prior to the date of any change. We may make such modifications at any time when we believe the modifications are necessary to protect our ability to provide the guarantees under these Riders. Our decision to make modifications will be based on several factors including the general market conditions and the style and investment objectives of the subaccount investments.

At the time you receive notice of a change to the Investment Requirements, you may:

     1. drop the applicable rider immediately, without waiting for a termination event if you do not wish to be subject to these Investment Requirements;

     2. submit your own reallocation instructions for the contract value, before the effective date specified in the notice, so that the Investment Requirements are satisfied; or

     3. take no action and be subject to the quarterly rebalancing as described above. If this results is a change to your allocation instructions, then these will be your new allocation instructions until you tell us otherwise.

At this time, the subaccount groups are as follows:

GROUP 1

INVESTMENTS MUST BE AT LEAST 30% OF CONTRACT VALUE OR ACCOUNT VALUE

1.   American Century VP Inflation Protection Fund

2.   LVIP Delaware Bond Fund

3.   Delaware VIP Limited-Term Diversified Income Series

4.   Delaware VIP Diversified Income Series

5.   FTVIPT Templeton Global Bond Securities Fund

6.   LVIP SSgA Bond Index Fund

7.   LVIP Global Income Fund

GROUP 2

INVESTMENTS CANNOT EXCEED 70% OF CONTRACT VALUE OR ACCOUNT VALUE

All other funds except as described below.

GROUP 3

INVESTMENTS CANNOT EXCEED 10% OF CONTRACT VALUE OR ACCOUNT VALUE

1.   Delware VIP Emerging Markets Series

2.   LVIP SSgA Emerging Markets 100 Fund

3.   Delaware VIP REIT Series

4.   LVIP Cohen & Steers Global Real Estate Fund

5.   MFS VIT Utilities Series

6.   AllianceBernstein VPS Global Thematic Growth Portfolio

To satisfy these Investment Requirements, you may allocate 100% of your contract value among the MFS VIT Total Return Series, the BlackRock Global Allocation VI Fund, or the LVIP Wilshire Profile Funds that are available in your contract except not more than 70% may be allocated to the LVIP Wilshire Aggressive Profile Fund, LVIP Wilshire 2030 Profile Fund and LVIP Wilshire 2040 Profile Fund. If you allocate less than 100% of contract value to or among the MFS VIT Total Return Series, the BlackRock Global Allocation VI Fund or the available LVIP Wilshire Profile Funds, then these funds will be considered as part

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of Group 2 above and you will be subject to the Group 2 restrictions. The DWS
Alternative Asset Allocation Plus VIP Portfolio, the PIMCO VIT Commodity Real Return Strategy Portfolio and the fixed accounts are not available with these riders. The fixed account is only available for dollar cost averaging. To satisfy these Investment Requirements, contract value can be allocated in accordance with certain asset allocation models, made available to you by your broker dealer. 100% of the contract value can be allocated to one of the following models: Lincoln SSgA Structured Conservative Model, Lincoln SSgA Structured Moderate Model, Lincoln SSgA Structured Moderately Aggressive Model, Lincoln SSgA Conservative Index Model, Lincoln SSgA Moderate Index Model and Lincoln SSgA Moderately Aggressive Index Model. You may only choose one asset allocation at a time, though you may change to a different asset allocation model available in your contract that meets the Investment Requirements or reallocate contract value among Group 1, Group 2 or Group 3 subaccounts as described in your prospectus.

If you purchase Lincoln Lifetime Income(SM) Advantage Plus rider on or after January 20, 2009, your only investment options until the seventh Benefit Year anniversary are to allocate 100% of your contract value to the LVIP Wilshire Conservative Profile Fund (a fund of funds) or to one of the following models:
Lincoln SSgA Structured Conservative Model and Lincoln SSgA Conservative Index Model.

AMERICAN LEGACY - INVESTMENT REQUIREMENTS--OPTION 3

You can select the percentages of contract value (includes Account Value if i4LIFE(R) Advantage is in effect) to allocate to individual subaccounts within each group, but the total investment for all subaccounts within the group must comply with the specified minimum or maximum percentages for that group. In accordance with these Investment Requirements, you agree to be automatically enrolled in the portfolio rebalancing option under your contract and thereby authorize us to automatically rebalance your contract value on a periodic basis. On each quarterly anniversary of the effective date of the Rider, we will rebalance your contract value, on a pro-rata basis, based on your allocation instructions in effect at the time of the rebalancing. Confirmation of the rebalancing will appear on your quarterly statement and you will not receive an individual confirmation after each reallocation. If we rebalance contract value from the subaccounts and your allocation instructions do not contain any subaccounts that meet the Investment Requirements, then that portion of the rebalanced contract value that does not meet the Investment Requirements will be allocated to the American Funds Cash Management subaccount as the default investment option or any other subaccount that we may designate for that purpose. These investments will become your allocation instructions until you tell us otherwise.

We may change the list of subaccounts in a group, change the number of groups, change the minimum or maximum percentages of contract value allowed in a group, change the investment options that are or are not available to you, or change the rebalancing frequency at any time, in our sole discretion. You will be notified at least 30 days prior to the date of any change. We may make such modifications at any time when we believe the modifications are necessary to protect our ability to provide the guarantees under these Riders. Our decision to make modifications will be based on several factors including the general market conditions and the style and investment objectives of the subaccount investments.

At the time you receive notice of a change to the Investment Requirements, you may:

     1. drop the applicable rider immediately, without waiting for a termination event if you do not wish to be subject to the new terms of the Investment Requirements;

     2. submit your own reallocation instructions for the contract value, before the effective date specified in the notice, so that the Investment Requirements are satisfied; or

     3. take no action and be subject to the quarterly rebalancing as described above. If this results in a change to your allocation instructions, then these will be your new allocation instructions until you tell us otherwise.

At this time, the subaccount groups are as follows:

GROUP 1

INVESTMENTS MUST BE AT LEAST 30% OF CONTRACT VALUE OR ACCOUNT VALUE

1.   Bond Fund

2.   Global Bond Fund

3.   U.S. Government/AAA-Rated Securities

GROUP 2

INVESTMENTS CANNOT EXCEED 70% OF CONTRACT VALUE OR ACCOUNT VALUE

All other funds except as described below.

GROUP 3

INVESTMENTS CANNOT EXCEED 10% OF CONTRACT VALUE OR ACCOUNT VALUE

No subaccounts at this time.

To satisfy these Investment Requirements, you may allocate 100% of your contract value to the Asset Allocation Fund, an individual mutual fund offered by the American Funds Insurance Series as one of the subaccount options in your contract. If you allocate less than 100% of contract value to the Asset Allocation Fund, then the Asset Allocation Fund will be considered as part of Group 2 above and you will be subject to Group 2 restrictions. The fixed account is no longer available except for dollar cost averaging.

In addition, to satisfy these Investment Requirements, contract value can be allocated in accordance with certain asset allocation models made available to you by your broker-dealer as described above. At this time, 100% of the contract value can be allocated to one of the following models: American Legacy Fundamental Equity Growth Model, American Legacy Fundamental Balanced Model or American Legacy Fundamental Income Model. You may only choose one asset allocation model at a time, though you may change to a different asset allocation model available in your contract and that meets the Investment Requirements or reallocate contract value among Group 1 or Group 2 or Group 3 subaccounts as described above.

As discussed in the LINCOLN LIFETIME INCOME(SM)(R) Advantage Plus section, if you purchase the LINCOLN LIFETIME INCOME(SM)(R) Advantage Plus rider on or after January 20, 2009, your only investment options until the seventh Benefit Year anniversary are to allocate 100% of your contract value to the American Legacy Fundamental Income Model.